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                                                                    EXHIBIT 10.2

                             SECOND AMENDMENT TO THE
                                RSA SECURITY INC.
                           DEFERRED COMPENSATION PLAN

                          (AS EFFECTIVE MARCH 1, 2000)

         WHEREAS, RSA Security Inc. ("RSA Security") maintains the RSA Security Inc. Deferred Compensation Plan, Effective March 1, 2000; and

         WHEREAS, pursuant to Section 10.01 of the Plan, RSA Security has reserved the right to amend the Plan and now deems it appropriate to do so;

         NOW THEREFORE, Section 10.01 of the Plan is hereby amended to read as follows:

         Section 10.01 AMENDMENTS. The Board or the RSA Security Inc. Deferred Compensation Committee may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in any Deferral Account as accrued at the time of such amendment, nor shall any amendment otherwise have a retroactive effect, unless such retroactive change is necessary to maintain the tax deferred nature of the plan. Any plan provision will be considered void in the event of a change in legislation or IRS treatment regarding deferred compensation plans such that the provision would jeopardize the tax deferred nature of the plan.